As filed with the Securities and Exchange Commission on May 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3718801
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
8490 Progress Drive, Suite 300 Frederick, Maryland	21701
(Address of Principal Executive Offices)	(Zip Code)

U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan

(Full title of the plan)

Bryan A. Shinn

President and Chief Executive Officer

U.S. Silica Holdings, Inc.

8490 Progress Drive, Suite 300

Frederick, Maryland 21701

(301) 682-0600

(Name and address of agent for service and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	4,785,500	$34.80	$166,535,400	$19,352

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act on the basis of $34.80 per share, the average of the high and low sale prices of our common stock on the New York Stock Exchange on May 8, 2015.

This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register 4,785,500 additional shares of common stock for issuance under the U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan, as amended (the “Plan”). The contents of the Registrant’s Registration Statement on Form S-8 relating to the Plan (No. 333-179480) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the Registrant’s fiscal year ended December 31, 2014;

2.	The Registrant’s Quarterly Report on Form 10-Q for the Registrant’s quarter ended March 31, 2015;

3.	The Registrant’s Current Report on Form 8-K filed on May 11, 2015; and

4.	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 31, 2012, including any amendment or report filed for the purpose of updating that description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Our Commission File Number is 001-35416.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the common stock offered hereby will be passed upon for the Registrant by Sean J. Klein, Assistant General Counsel of the Registrant. Mr. Klein owns the Registrant’s common stock and holds stock options, restricted stock units and performance share units issued pursuant to the Plan.

Item 8.	Exhibits.

Reference is made to the Exhibit Index filed as a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Maryland, on May 11, 2015.

U.S. SILICA HOLDINGS, INC.

By:	/s/ BRYAN A. SHINN
Name:	Bryan A. Shinn
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of U.S. Silica Holdings, Inc. whose signature appears below hereby severally constitutes and appoints Bryan A. Shinn, Christine C. Marshall and Sean J. Klein, and each of them individually (with full power to each of them to act alone), with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 11, 2015.

Signature	Title

/s/ BRYAN A. SHINN Bryan A. Shinn	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DONALD A. MERRIL Donald A. Merril	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ CHARLES SHAVER Charles Shaver	Chairman of the Board of Directors

/s/ DANIEL AVRAMOVICH Daniel Avramovich	Director

Signature	Title

/s/ PETER BERNARD Peter Bernard	Director

/s/ WILLIAM J. KACAL William J. Kacal	Director

/s/ J. MICHAEL STICE J. Michael Stice	Director

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of U.S. Silica Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 6, 2012 (File No. 001-35416))

3.2	Certificate of Change of Registered Agent and/or Registered Office (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 11, 2015 (File No. 001-35416))

3.3	Second Amended and Restated Bylaws of U.S. Silica Holdings, Inc. (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 6, 2012 (File No. 001-35416))

4.1	Specimen Common Stock Certificate of U.S. Silica Holdings, Inc. (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on December 7, 2011 (File No. 333-175636))

5.1	Opinion of Counsel as to legality of the shares of common stock being registered

10.1	U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 11, 2015 (File No. 001-35416))

23.1	Consent of Grant Thornton LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page hereto)